Exhibit 10.6

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

WHEREAS, an investment management agreement (the “Agreement”) dated April 1, 2008 was entered into by and between Montpelier Reinsurance Ltd., a Bermuda corporation, located at Montpelier House, 94 Pitts Bay Road, P.O. Box HM2079, Hamilton HR HX, Bermuda (the “Client”), and KVO Capital Management, LLC, a Delaware limited liability company, located at 33 S. Main Street, Suite 3, Hanover, NH 03755 (the “Adviser”); and

WHEREAS, the Client and the Adviser now wish to amend the Agreement, effective as of March 11, 2010 to reflect the addition of separate account runoff portfolios;

NOW, THEREFORE, pursuant to Section 15 of the Agreement, the Client and the Adviser hereby agree to amend the Agreement as follows:

I.                                         The defined term “Account” as used throughout the Agreement shall be replaced by the defined term “Accounts”.

II.                                     Section 1 of the Agreement shall be amended as follows:

The word “One” shall be inserted prior to the defined term “Investment Account” and the definition (“KVO Equity Portfolio”) shall be inserted after the defined term “Investment Account”.

A new paragraph shall be added to the end of Section 1 which reads as follows:

“Other investment accounts (“Run-Off Portfolio”) shall consist of securities in accounts intended to be liquidated.”

III.                                 Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

2.                                       Services of Adviser  By execution of this Agreement the Adviser accepts appointment as adviser for the Investment Accounts with full discretion and agrees to supervise and direct the investments of the Investment Accounts in accordance with the investment objectives, policies and restrictions described in the investment guidelines attached hereto as Schedule A (the “Investment Guidelines”).  Schedule A may be amended upon agreement of both parties in writing.  The Adviser agrees that Kernan V. Oberting shall be primarily responsible for directing the investments of the Investment Account in accordance with the Investment Guidelines.

(a)                In the performance of its services, the Adviser and its employees (together the “Indemnified Persons”) will not be liable to the Client for any error in judgment or any acts or omissions to act in connection with the subject matter of this Agreement and the Investment Guidelines as amended from time to time, except those resulting from (i) a breach of the representations set forth in Sections 6(b), (ii) a direct breach of the Investment Guidelines and/or (iii) an Indemnified Person’s gross negligence, willful misconduct or malfeasance. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities laws.

(b)               Subject to and without prejudice to the foregoing, the Client shall indemnify and keep indemnified each Indemnified Person from and against any and all liabilities which may be suffered or incurred by or asserted against such Indemnified Person arising out of or in connection with the performance of its duties hereunder except such as may be due to (i) a breach of the representations set forth in Section 6(b), (ii) a direct breach of the Investment Guidelines and/or (iii) an Indemnified Person’s gross negligence, willful misconduct or malfeasance.  If any action or claim shall be brought against an Indemnified Person in respect of which it appears that an indemnity may be sought from the Client, such Indemnified Person shall as soon as reasonably practicable notify the Client in writing of such action or claim, and the Client may give notice to such Indemnified Person that it wishes to assume the defense thereof whereupon the Indemnified Person shall, within five (5) business days after receipt of such notice elect by notice to the Client to either (i) retain the conduct of the action and waive any right to an indemnity under this provision or (ii) allow the Client to assume the defense of such action and retain the right to an indemnity under this provision.  The indemnity shall not extend to any liabilities which may result from the settlement or compromise of any action or claim brought against an Indemnified Person made or effected without the prior written consent of the Client or any legal expenses that may result from employment by the Indemnified Person of its own legal adviser in connection with any action or claim against it after the defense of such action or claim has been assumed by the Client.

IV.                                 Section 8 of the Agreement shall be amended as follows:

The defined term “Investment Account” as used throughout Section 8 shall be deleted and replaced by the defined term “KVO Equity Portfolio Account”.

V.                                     Section 13 of the Agreement shall be deleted in its entirety and replaced with the following:

13.         Investment by the Adviser for Its Own Account  Nothing in this Agreement shall limit or restrict the Adviser or any of its members, managers, officers, employees or affiliates from buying, selling or trading any securities for its or their own account or accounts.  The Client acknowledges that the Adviser and its members, managers, officers, employees, affiliates and other clients may at any time (a) have, acquire or increase (whether directly or through derivative instruments) its holdings of securities which are at or about the same time acquired or disposed of (whether directly or through derivative instruments) for the Investment Accounts, and/or (b) decrease its holding or dispose (whether directly or through derivative instruments) of securities which are at or about the same time acquired or disposed of (whether directly or through derivative instruments) for the Investment Accounts.  The Adviser shall have no obligation to purchase or sell for the Investment Accounts or to recommend for purchase or sale by the Investment Accounts any security that the Adviser or its members, managers, officers, employees or affiliates may purchase or sell for itself or themselves or for any other client.

VI.                                 Schedule A is amended by:

Inserting the attached Schedule A(i)  prior to the “Guidelines for the KVO Equity Portfolio”:

VII.                             Schedule B is amended by:

Inserting the following prior to the “The Fee charged on the KVO Equity Portfolio”:

The Fee charged on the Run-Off Portfolio will be as follows:

From the date of the Agreement through December 31, 2010, the Adviser shall be paid a monthly Management Fee (pro rated for periods less than a full month) equal to 0.000 basis points of the net asset value of the Investment Account (including Designated Investments and without accrual of the Incentive Fee, if any).

IN WITNESS WHEREOF, the Client and Adviser have caused this Amendment to Investment Management Agreement to be duly executed on the dates noted below.

ADVISER:	CLIENT:

KVO CAPITAL MANAGEMENT, LLC	MONTPELIER REINSURANCE LTD.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Guidelines for the The Run-Off Portfolio are as follow:

INVESTMENT GUIDELINES WITH RESPECT TO THE

INVESTMENT MANAGEMENT AGREEMENT DATED APRIL 1, 2008 BETWEEN KVO CAPITAL MANAGEMENT, LLC AND MONTPELIER RE HOLDINGS LTD. AND ITS SUBSIDIARIES.

A. Policy:

These Guidelines pertain to the separate account (the “Run-Off Portfolio”) managed by KVO Capital Management, LLC (the “Advisor”) for run-off of the account formerly managed by a third party until March 11, 2010.

B. Investment Objective:

The Investment Objective is to actively monitor the holdings within the investment portfolio as inherited from Prospector Partners and to effect sales of the assets as suitable market opportunities are identified.

C. Portfolio Constraints:

The investment portfolio is to be liquidated within the following constraints:

1.               No purchase or short selling for the investment portfolio is permitted. Use of Derivatives is permitted only within the confines of item 2 and Section E below.

2.               Any Derivatives purchased for the portfolio must be acquired solely for the purpose of hedging foreign exchange exposure or optimizing the disposal of an existing Equity or group of Equities within the portfolio.

D. Cash Equivalents

The account will typically carry a cash account balance and, to the extent the cash is no longer required for margin purposes it is to be returned to the Client on a timely basis.

E. Derivative investments and short selling

Derivatives are not permitted except upon receipt by the Investment Manager of prior written consent by a duly authorized employee of Montpelier or its subsidiaries

a.               All derivatives must be traded on a nationally or internationally recognized exchange.

b.              Derivatives may include futures, forwards, swaps, or options. Traditional exchange traded securities, such as convertible bonds, preferred stocks and exchange traded funds (ETF’s) are not deemed to be derivatives.

c.               The principal derivative used in the account will be exchange traded futures on the S&P 500.

F. Leverage and the short selling of securities

No leverage and no short selling is permitted.

G. Performance Evaluation

Not applicable.

H. Guideline Compliance

The Investment Manager will ensure compliance with these guidelines at all times. If there is a variance from these guidelines, the investment manager will immediately inform the Company and will provide a proposed remediation plan. Each quarter the Investment Manager will provide the Company with a written certification that the guidelines have been met, listing details of any exceptions.

I. Reporting

The Investment Manager will provide daily trade summaries, including derivative transactions, to the Company’s investment accountant (currently General Re New England Asset Management) and any additional information as requested.